UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Calpine Corporation ("Calpine") executed Amendment No. 1 to the Credit Agreement (the “Amendment”), effective June 27, 2013, amending the $1.0 billion Senior Secured Revolving Credit Facility (the “Corporate Revolving Facility”), dated as of December 10, 2010, among Calpine, as borrower, Goldman Sachs Bank USA, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, and the lenders party thereto. A summary of the key terms from the Amendment are listed below:

•	The applicable margin has been reduced from 3.25% to 2.25% for Eurodollar Loans and from 2.25% to 1.25% for Base Rate Loans.

•	The fee on the undrawn commitment has been reduced from 0.75% to 0.5%.

•	The maturity date of the Corporate Revolving Facility has been extended from December 10, 2015 to five years from the date of closing, June 27, 2018.
This description of the Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

10.1
Amendment No. 1 to the Credit Agreement, dated as of June 27, 2013, among Calpine Corporation, as borrower, Goldman Sachs Bank USA, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, and the lenders party thereto.*

__________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ JIM D. DEIDIKER
Jim D. Deidiker
Senior Vice President and
Chief Accounting Officer

Date: June 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment No. 1 to the Credit Agreement, dated as of June 27, 2013, among Calpine Corporation, as borrower, Goldman Sachs Bank USA, as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, and the lenders party thereto.*

__________

*	Filed herewith.

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